                              INVESTMENT AGREEMENT

                                     BETWEEN

                          PACIFIC GULF PROPERTIES INC.

                                       AND

                      FIVE ARROWS REALTY SECURITIES L.L.C.


                             ----------------------

                            DATED AS OF MAY 27, 1997

                             ----------------------

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE 1   DEFINED TERMS
   Section 1.1   Defined Terms...............................................................1
   Section 1.2   Terms Defined Herein........................................................6

ARTICLE 2   SALE AND PURCHASE OF PREFERRED SHARES
   Section 2.1   Sale of Preferred Shares....................................................6
   Section 2.2   Payment for the Preferred Shares............................................7
   Section 2.3   Transfer Taxes..............................................................7

ARTICLE 3   CLOSINGS
   Section 3.1   Closings....................................................................7
   Section 3.2   Closing Dates...............................................................7
   Section 3.3   Cancellation of Subsequent Closings.........................................7

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
   Section 4.1   Due Incorporation and Status of the Company.................................8
   Section 4.2   Authority...................................................................8
   Section 4.3   Valid Agreement of the Company..............................................8
   Section 4.4   No Default..................................................................8
   Section 4.5   No Required Consents........................................................9
   Section 4.6   Reservation of Shares.......................................................9
   Section 4.7   Validity of Preferred Shares................................................9
   Section 4.8   Transferability.............................................................9
   Section 4.9   Disclosure..................................................................9
   Section 4.10   Capitalization............................................................10
   Section 4.11   Litigation................................................................10
   Section 4.12   ERISA.....................................................................11
   Section 4.13   Environmental Matters.....................................................11
   Section 4.14   Investment Company........................................................12
   Section 4.15   Taxes.....................................................................12
   Section 4.16   Insurance.................................................................13
   Section 4.17   Affiliated Transactions...................................................13
   Section 4.18   Liabilities...............................................................13
   Section 4.19   Agreement and Waiver......................................................13
   Section 4.20   No Event of Default.......................................................13
   Section 4.21   No Brokers................................................................14
   Section 4.22   Bear, Stearns & Co. Inc...................................................14
   Section 4.23   Full Disclosure...........................................................14

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
   Section 5.1   Organization...............................................................14

   Section 5.2   Accredited Investor........................................................14
   Section 5.3   Valid Agreements of the Investor...........................................14
   Section 5.4   No Default.................................................................15
   Section 5.5   Opportunity for Inquiry....................................................15
   Section 5.6   Purchase Entirely for Own Account..........................................15
   Section 5.7   Materials..................................................................15
   Section 5.8   Knowledge and Experience...................................................15
   Section 5.9   No Brokers.................................................................15
   Section 5.10   Investment Company........................................................15

ARTICLE 6   COVENANTS AND UNDERTAKINGS
   Section 6.1   Closings...................................................................16
   Section 6.2   Transaction Fee............................................................16
   Section 6.3   Expenses of Rothschild Realty Inc..........................................16
   Section 6.4   Fees and Expenses of Schulte Roth & Zabel LLP..............................16

ARTICLE 7   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO CLOSE
   Section 7.1   Representations and Covenants..............................................17
   Section 7.2   Good Standing Certificates.................................................17
   Section 7.3   Governmental Permits and Approvals.........................................17
   Section 7.4   Legislation................................................................17
   Section 7.5   Legal Proceedings..........................................................18
   Section 7.6   Third Party Consents.......................................................18
   Section 7.7   Stock Certificates.........................................................18
   Section 7.8   Approval of Counsel to the Investor........................................18
   Section 7.9   Appointment of Director....................................................18
   Section 7.10   Certificate of Designation................................................19
   Section 7.11   Operating Agreement.......................................................19
   Section 7.12   Opinions of Counsel.......................................................19
   Section 7.13   No Stop Order.............................................................19
   Section 7.14   Listing of Common Stock...................................................19
   Section 7.15   Expenses of Rothschild Realty Inc.........................................19
   Section 7.16   Fees and Expenses of Schulte Roth & Zabel LLP.............................19
   Section 7.17   Agreement and Waiver......................................................19
   Section 7.18   Dividends on Preferred Shares.............................................19
   Section 7.19   Transaction Fee...........................................................19

ARTICLE 8   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE
   Section 8.1   Representations and Covenants..............................................20
   Section 8.2   Governmental Permits and Approvals.........................................20
   Section 8.3   Legal Proceedings..........................................................20
   Section 8.4   Third Party Consents.......................................................20
   Section 8.5   Purchase Price.............................................................20

   Section 8.6   Approval of Counsel to the Company.........................................20
   Section 8.7   No Stop Order..............................................................21
   Section 8.8   Opinion of Investor's Counsel..............................................21

ARTICLE 9   ASSIGNMENT
   Section 9.1   Assignability by Investor..................................................21
   Section 9.2   Assignability by the Company...............................................21
   Section 9.3   Binding Agreement..........................................................21

ARTICLE 10  MISCELLANEOUS
   Section 10.1   Applicable Law............................................................21
   Section 10.2   Notices...................................................................21
   Section 10.3   Entire Agreement; Amendments..............................................22
   Section 10.4   Remedies for Breaches of This Agreement...................................22
   Section 10.5   Confidentiality...........................................................24
   Section 10.6   Standstill................................................................24
   Section 10.7   Lock-Up...................................................................25
   Section 10.8   Class A Waiver............................................................25
   Section 10.9   Company Waiver............................................................25
   Section 10.10   Availability Fee Waiver..................................................25
   Section 10.11   Termination..............................................................25
   Section 10.12  Counterparts..............................................................27

                              INVESTMENT AGREEMENT


               INVESTMENT AGREEMENT dated as of May 27, 1997 between Pacific Gulf Properties Inc., a corporation organized under the laws of the State of Maryland (the "Company") and Five Arrows Realty Securities L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Investor").

               WHEREAS, the Company wishes to issue the Preferred Shares (as defined herein) to the Investor, and the Investor wishes to purchase, acquire and accept the Preferred Shares from the Company (the "Investment").

               NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                            ARTICLE 1 DEFINED TERMS.

               Section 1.1 Defined Terms. The following terms shall, unless the context otherwise requires, have the meanings set forth in this Section 1.1.

               "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and disbursements.

               "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in (a), (c) any Entity which, directly or indirectly though one or more intermediaries, is deemed to be the beneficial owner of 25% or more of the voting equity of the Person for the purposes of Section 13(d) of the Exchange Act, (d) any officer of the Person or any member of the Board of Directors of the Person, or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, Rothschild or their respective Affiliates nor any of their respective officers, directors, partners, members or Affiliates nor any Preferred Director (as such term is defined in the Certificate of Designation) shall be considered an Affiliate of the Company or its Subsidiaries for purposes of this Agreement.

               "Agreement" means this Investment Agreement, as originally executed and as hereafter from time to time supplemented, amended and restated.

               "Agreement and Waiver" means the Agreement and Waiver, dated as of the date of the initial Closing, between the Company and the Investor in the form of Exhibit A attached hereto.

               "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer
Plan) and in respect of which the Company or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

               "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day in which banking institutions in New York City are authorized or obligated by law or executive order to close.

               "Certificate of Designation" means the Articles Supplementary classifying 1,411,765 shares of preferred stock as Class B Senior Cumulative Convertible Preferred Stock of the Company in the form of Exhibit B attached hereto.

               "Charter" means the Articles of Amendment and Restatement of the Company as currently in effect and as amended in the future in a manner that is not inconsistent with the terms of the Operative Instruments.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto.

               "Common Stock" means the shares of the common stock, par value $.01 per share, of the Company.

               "Confidential Information" means the identity of the Company in the context of the Investment, the existence and contents of discussions regarding the Investment and information concerning the assets, operations, business, records, projections and prospects of the Company; provided, however, that the term "Confidential Information" does not include information that (i) is or becomes available to the public other than as a result of disclosure by any of the Investor or Rothschild or any of their respective representatives,
(ii) was available to the Investor or Rothschild or was within the Investor's or Rothschild's knowledge prior to its disclosure by the Company to the Investor or Rothschild, or (iii) becomes available to the Investor or Rothschild from a source other than the Company, provided that such source is not known by the Investor or Rothschild to be bound by a confidentiality agreement with the Company or its representative.

               "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

               "Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party alleging violations of Environmental Laws or Releases of Hazardous Materials.

               "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

               "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, reasonable out-of-pocket expert and consulting fees and reasonable out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party against the Company or its Subsidiaries or any predecessors in interest which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any assets, properties or businesses presently or formerly owned by the Company, its Subsidiaries or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company, its Subsidiaries or a predecessor in interest.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

               "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "GAAP" means United States Generally Accepted Accounting Principles, as in effect from time to time.

               "Hazardous Materials" include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) electrical equipment containing polychlorinated biphenyls at a level greater than 50 ppm; and (d) asbestos-containing materials.

               "Immediate Family" means, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

               "Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, lease, easement or any other encumbrance whatsoever.

               "Material Adverse Effect," when used with reference to events, acts, failures or omissions to act, or conduct of a specified Person, means that such events, acts, failures or omissions to act, or conduct would have a material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of such Person and its consolidated subsidiaries, considered as one enterprise, or (ii) the ability of such Person to perform its obligations under the Operative Instruments.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Company or any ERISA Affiliate.


               "Operating Agreement" means the Operating Agreement, dated as of the initial Closing Date, between the Company and the Investor, in the form of Exhibit C attached hereto.

               "Operative Instruments" means this Agreement, the Certificate of Designation, and the Operating Agreement.

               "Permit" means a permit, license, consent, order or approval by any federal, state or local governmental agency.

               "Person" means any individual or Entity.

               "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

               "Preferred Shares" means the shares of the Company designated in the Certificate of Designation as Class B Senior Cumulative Convertible Preferred Stock.

               "Registration Statement" means the registration statement of the Company on Form S-3 (Registration No. 333-23611) filed with the SEC pursuant to the Securities Act.

               "REIT" means a real estate investment trust described in Code
Section 856.

               "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

               "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment as required by Environmental Laws; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate to cause substantial danger to public health or welfare or the environment as required by 42 U.S.C. 9601; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities as required by 42 U.S.C. 9601; or (iv) any other actions authorized by 42 U.S.C.
9601.

               "Reportable Event" means any of the events described in Section 4043(b) of ERISA (other than events for which the notice requirements have been waived).

               "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, representatives (including, but not limited to, financial advisors, attorneys and accountants), agents or potential sources of financing of such person.

               "Rothschild" means Rothschild Realty Inc.

               "SDAT" means the State Department of Assessment and Taxation of Maryland.

               "SEC" means the Securities and Exchange Commission or any successor regulatory authority.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Subsidiary" of any Person or Entity means an Entity in which such Person or Entity has the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation or the trustees of a real estate investment trust, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over such Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust other than a real estate investment trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

               "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan (with respect to which the 30 day notice requirement has not been waived); (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) providing a written notice of intent to terminate a Benefit Plan to affected parties of a distress termination described in Section 4041(c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan.

               Section 1.2 Terms Defined Herein. In addition to the terms defined in Section 1.1 above, the following terms shall, unless the context otherwise requires, have the meanings set forth in this Agreement in the section set forth next to such term.

Defined Term                                            Section
------------                                            -------

Accredited Investor.......................................5.2
Breach....................................................4.20
Closing...................................................2.1
Excess Stock..............................................4.10
Indemnified Party.........................................10.4.3
Indemnifying Party........................................10.4.3
Liabilities...............................................4.18
1996 10-K.................................................4.2
1997 Proxy Statement......................................4.9
Preferred Stock...........................................4.10
Purchase Price............................................2.1
Third Party Claim.........................................10.4.3
Transaction Fee...........................................6.2



                ARTICLE 2 SALE AND PURCHASE OF PREFERRED SHARES.

               Section 2.1 Sale of Preferred Shares. At the closings provided for in Article 3 hereof (each a "Closing"): (i) the Company shall issue and sell an aggregate of 1,411,765

Preferred Shares to the Investor, and shall deliver to the Investor a stock certificate or certificates representing all of the Preferred Shares, registered in the Investor's or its nominee's name; and (ii) the Investor shall purchase, acquire and accept such Preferred Shares for $21.25 per share (the "Purchase Price") or an aggregate of approximately thirty million dollars ($30,000,000.00).

               Section 2.2   Payment for the Preferred Shares.

               At the Closings and in accordance with the provisions set forth in Article 3, the Purchase Price shall be paid by the Investor to the Company in United States dollars by wire transfer of funds immediately available in New York City to such account(s) as the Company shall designate in a written notice delivered to the Investor not less than five (5) Business Days prior to the applicable Closing Date.

               Section 2.3 Transfer Taxes. The Company shall pay all stock transfer taxes, recording fees and other sales, transfer, use, purchase or similar taxes resulting from the Investment.


                               ARTICLE 3 CLOSINGS.

               Section 3.1 Closings. The Company shall be entitled to designate up to three Closings, the first two of which shall provide for at least 235,294 Preferred Shares each, and the last of which shall provide for the remaining Preferred Shares. Each Closing of the sale and purchase of the Preferred Shares shall take place at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022 at 10:00 a.m. New York City time.

               Section 3.2 Closing Dates. Each Closing shall occur on such date as the Company notifies the Investor on not less than ten (10) Business Days notice or at such other time as the Company and the Investor mutually agree in writing (each, a "Closing Date"); provided, however, that if the sale of all of the Preferred Shares as provided for herein shall not have occurred before December 31, 1997, the Closing for such Preferred Shares as shall not have previously been so sold shall occur on December 31, 1997.

               Section 3.3 Cancellation of Subsequent Closings. In the event that a Change of Control or a Put Event (each as defined in the Certificate of Designation) occurs after any Closing Date, but prior to the sale by the Company to the Investor of all 1,411,765 Preferred Shares to be sold pursuant to this Agreement, and the Investor notifies the Company that it will tender into the Put Offer (as defined in the Certificate of Designation) any further Closings shall be canceled and the Company shall immediately pay to the Investor by wire transfer in immediately available funds an amount equal to the product of (i) $0.425 and (ii) the difference between (x) 1,411,765 and (y) the number of Preferred Shares which the Company has sold to the Investor pursuant to this Agreement prior to the occurrence of such Change of Control.

            ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company hereby represents and warrants to the Investor as follows:

               Section 4.1   Due Incorporation and Status of the Company.

                      Section 4.1.1 Due Incorporation. The Company and each of its Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the state of their respective organization and are qualified or licensed, and in good standing, as a foreign corporation authorized to do business in each other jurisdiction in which its ownership of properties or its conduct of business requires such qualification or licensing, except where the failure to be so qualified or licensed, or in good standing, as a foreign corporation would not have a Material Adverse Effect on the Company.

                      Section 4.1.2 REIT Status. As of the date hereof, the Company qualifies as a REIT under the Code and has taken no action or omitted to take any action, the effect of which reasonably could be expected to disqualify the Company as a REIT under the Code.

               Section 4.2 Authority. The Company has the power and authority to own, lease and operate its properties, directly or indirectly, and to conduct its business as presently conducted and as contemplated by the Annual Report on Form 10-K, as amended, as filed by the Company under the Exchange Act for the year ended December 31, 1996 (the "1996 10-K").

               Section 4.3 Valid Agreement of the Company. The execution, delivery and performance of this Agreement, the Operating Agreement and the Agreement and Waiver have each been duly authorized by the Company. This Agreement has been, and the Operating Agreement and Agreement and Waiver, upon the Closing, will be executed and delivered by the Company. This Agreement represents and the Operating Agreement and Agreement and Waiver, upon the Closing will represent, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

               Section 4.4 No Default. The execution and delivery of the Operative Instruments by the Company and the performance by the Company of its obligations do not (or if not yet executed, upon the execution and delivery thereof will not) (a) violate the Charter or By-Laws of the Company; (b) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or other agreement to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, or to which any property of the Company or any of its Subsidiaries is subject; or (c) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Company or any of its Subsidiaries or the properties of any of them; except, in the case of clauses (b) and (c) above, for such breaches, defaults, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

               Section 4.5 No Required Consents. The execution and delivery of the Operative Instruments by the Company and the performance by the Company of its obligations to be performed at or prior to the related Closing do not require any filing or registration with, or the receipt of any consent by, any governmental or regulatory authority by the Company or its Subsidiaries other than (a) any which have already been obtained or waived and (b) such consents as may be required under the Securities Act, the regulations promulgated thereunder or applicable state securities laws.

               Section 4.6 Reservation of Shares . The Company has duly reserved solely for purposes of issuance upon conversion of the Preferred Shares the shares of Common Stock into which the Preferred Shares may be converted from time to time.

               Section 4.7 Validity of Preferred Shares. The Company has duly authorized the issuance and delivery of 1,411,765 shares of Preferred Stock pursuant to this Agreement and, upon delivery thereof and receipt by the Company of the Purchase Price therefor, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable. The Preferred Shares have the dividend, conversion, voting and other terms set forth in the Certificate of Designation and, to the extent not inconsistent therewith, as set forth in the Charter and By-Laws of the Company and the Maryland General Corporation Law.

               Section 4.8 Transferability. Upon the issuance and sale of the Preferred Shares by the Company to the Investor pursuant to this Agreement, the Preferred Shares shall be fully-registered shares under the Securities Act. Except to the extent that the Investor is deemed to be an affiliate (as defined in the Exchange Act), upon such issuance and sale and subject to the restrictions on transfer set forth in the Certificate of Designation (as modified by the Agreement and Waiver) such Preferred Shares shall be freely transferable by the Investor without the requirement that (i) such Preferred Shares be registered or qualified pursuant to any federal law or (ii) the Investor comply with the prospectus delivery requirements of the Securities Act. Upon the conversion of the Preferred Shares into shares of Common Stock, pursuant to the provisions of the Certificate of Designation, such shares of Common Stock shall be fully-registered shares under the Securities Act. Upon such conversion, and subject to the restrictions on transferability set forth in the Charter, such shares of Common Stock shall be freely transferable by the Investor without the requirement that (i) such shares of Common Stock be registered or qualified pursuant to any federal law or (ii) the Investor comply with the prospectus delivery requirements of the Securities Act.

               Section 4.9 Disclosure. The Company has heretofore delivered to the Investor the Proxy Statement relating to its 1997 Annual Meeting of Shareholders (the "1997 Proxy Statement") and the 1996 10-K.

                      Section 4.9.1 No Misstatement or Omission. At the time of filing, the 1997 Proxy Statement and the 1996 10-K complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The 1997 Proxy Statement and the 1996 10-K do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                      Section 4.9.2 Financial Statements. The financial statements, including the notes thereto, and supporting schedules included in the 1996 10-K have been prepared in conformity with GAAP applied on a consistent basis (except as otherwise noted therein) and present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods shown.

                      Section 4.9.3 Subsequent Events. Since the respective dates as of which information is given in the 1996 10-K, except as otherwise stated therein, in any Current Report on Form 8-K filed by the Company or in the press releases listed on Schedule 4.9.3 hereto and other than changes in general economic conditions or industry conditions, there has not been any change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which would have a Material Adverse Effect on the Company.

               Section 4.10 Capitalization. The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Common Stock; (ii) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); and
(iii) 30,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"). As of May 8, 1997, (i) 12,129,753, 270,270, and 0 shares of the Common Stock, the Preferred Stock and the Excess Stock, respectively, were validly issued and outstanding, fully paid and nonassessable; and (ii) 3,149,797, 1,081,081, and 0 shares of the Common Stock, the Preferred Stock and the Excess Stock, respectively, were reserved for issuance as set forth on Schedule 4.10 hereto. Except as contemplated by clauses (i) through (ii) of this Section 4.10 or as set forth on Schedule 4.10 hereto, there are no other shares of capital stock of the Company outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of shares of any capital stock of the Company, and there are no contracts or other agreements by which the Company is or may become bound to issue additional shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares.

               Section 4.11 Litigation. Except as set forth on Schedule 4.11 or in the 1996 10-K, the Company has not received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Company or any of its Subsidiaries which is currently in effect. Neither the Company nor any of its Subsidiaries is a party to, or to the knowledge of the Company, threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, if decided adversely to their respective interests could have an adverse effect upon the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect on the Company.

               Section 4.12 ERISA. (i) Each Plan is in substantial compliance with the applicable provisions of ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Benefit Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Benefit Plan had an accumulated (whether or not waived) funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and the Company is not aware of any facts indicating that the Company or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, the Company does not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. Neither the Company nor any of its ERISA Affiliates have incurred any liability under the Worker Adjustment and Retraining Notification Act. All Plans in existence on the Closing Date are set forth on Schedule 4.12 hereto.

               Section 4.13  Environmental  Matters.  Except as set forth in
Schedule 4.13 hereto, to the best knowledge of the Company and its Subsidiaries:

               (a) The operations and properties of the Company and its Subsidiaries are in full compliance with Environmental Laws except to the extent that any failure to comply is not reasonably expected to have a Material Adverse Effect on the business of the Company or its Subsidiaries taken as a whole or any predecessor in interest;

               (b) There has been no Release (i) at any assets, properties or businesses currently owned or operated by the Company, any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or
(iii) from or onto any facilities which received Hazardous Materials generated by the Company, any of its Subsidiaries or any predecessor in interest that would result in any Environmental Liabilities except to the extent that any such

Release is not reasonably expected to have a Material Adverse Effect on the business of the Company or its Subsidiaries taken as a whole or any predecessor in interest;

               (c) No Environmental Claims have been asserted against the Company, any of its Subsidiaries or any predecessor in interest nor does the Company or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Claims except to the extent that any such Environmental Claims are not reasonably expected to have a Material Adverse Effect on the business of the Company or its Subsidiaries taken as a whole or any predecessor in interest;

               (d) No Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Company, any of its Subsidiaries or any predecessor in interest except to the extent that any such Environmental Claims are not reasonably expected to have a Material Adverse Effect on the business of the Company or its Subsidiaries taken as a whole or any predecessor in interest;

               (e) The Company has delivered to the Investor true and correct copies of all Phase I Environmental Assessments, material environmental reports, studies or investigations in their possession regarding any Environmental Liabilities at the assets, properties or businesses of the Company or any of its Subsidiaries; and

               (f) To the extent that any of the assets, properties or businesses owned or operated by the Company or any of its Subsidiaries are located in "wetlands" regulated under Environmental Laws the Company and its Subsidiaries are in compliance with Environmental Laws regulating those "wetlands" except to the extent that any such failure to comply is not reasonably expected to have a Material Adverse Effect on the business of the Company or its Subsidiaries taken as a whole or any predecessor in interest.

               Section 4.14 Investment Company. The Company is not, and upon the issuance and sale of the Preferred Shares as herein contemplated will not be, an "investment company" or an Entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               Section 4.15 Taxes. The Company has filed all federal, state, local or foreign tax returns that are required to be filed or has duly requested extensions thereof and has paid all taxes required to be paid by it and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to make any such filing or payment would not be reasonably expected to have a Material Adverse Effect on the Company; and adequate charges, accruals and reserves have been provided for in the financial statements of the Company in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company has not been finally determined or remains open to examination by applicable taxing authorities. The Company is not currently under review by any federal or state taxing authority.

               Section 4.16 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances and is consistent with comparable businesses and all such insurance is in full force and effect.

               Section 4.17 Affiliated Transactions. Except as set forth on
Schedule 4.17 or as disclosed in the 1996 10-K or the 1997 Proxy Statement describe all transactions with, or payments to, any Affiliate in excess of $60,000 in the aggregate (other than reimbursement of expenses and compensation payable to employees or officers or directors' fees payable to the Company's directors). Neither the Company, nor any officer or director of the Company, nor any of its Subsidiaries, or any Affiliate of any of the foregoing, or any member of the Immediate Family of any of the foregoing: (i) owns, directly or indirectly, any interest in (excepting not more than five (5) percent stock holdings held solely for investment purposes in securities of any Person which are listed on any national securities exchange or regularly traded in the over-the-counter market) or is an owner, sole proprietor, shareholder, partner, director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any property, patent, trademark, service mark, trade name, copyright, franchise, invention, permit, license or secret or confidential information which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries; or (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, in each case (i) through (iii) except for those in the ordinary course of business.

               Section 4.18 Liabilities. Except as set forth on Schedule 4.18, the Company and its Subsidiaries do not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet of the Company (less Liabilities that have been discharged in the ordinary course of business since the date of the Balance Sheet of the Company).

               Section 4.19 Agreement and Waiver. The Board of Directors of the Company has approved the provisions of the Agreement and Waiver.

               Section 4.20 No Event of Default. No event has occurred and is continuing and no condition exists which constitutes a breach, an event of default, or otherwise gives any other party the rights to accelerate or require payment of any obligation, or with the passage of time would constitute such an event (a "Breach"), under any agreement or instrument to which the Company or any of its Subsidiaries is a party that could reasonably be expected to have a

Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice that an event has occurred and is continuing or that a condition exists which constitutes a Breach under any agreement or instrument to which the Company or any of its Subsidiaries is a party that could reasonably be expected to have a Material Adverse Effect on the Company.

               Section 4.21 No Brokers. In connection with the Investment, the Company has not retained or become obligated to any broker or finder other than Bear, Stearns & Co.
Inc.

               Section 4.22 Bear, Stearns & Co. Inc. The Company agrees that Bear, Stearns & Co. Inc. has acted on behalf of the Company in connection with the issuance and sale of Preferred Shares by the Company to the Investor and the Company shall be solely responsible for any payments to Bear, Stearns & Co. Inc. in connection therewith.

               Section 4.23 Full Disclosure. All documents and other papers delivered to the Investor by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby are true, complete, accurate and authentic and, when taken together with the Company's representations and warranties set forth in this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


            ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

               In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

               Section 5.1 Organization. The Investor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority under such laws to carry on its business as now conducted.

               Section 5.2 Accredited Investor. The Investor is an "Accredited Investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

               Section 5.3 Valid Agreements of the Investor. The Investor has all right, power and authority to enter into this Agreement and the Operating Agreement and to consummate the transactions contemplated hereby and thereby. All action on the part of the Investor, its officers, managers and members necessary for the authorization, execution and delivery of the Operative Agreements and the performance of all obligations of the Investor hereunder have been taken or will be taken prior to the Closing. Each of the Operative Instruments to which the Investor is a party has each been duly authorized, executed and delivered by the Investor, and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

               Section 5.4 No Default. The execution and delivery of this Agreement and the Operating Agreement by the Investor and the performance by the Investor of its obligations thereunder do not (or if not yet executed, upon the execution and delivery thereof will not) (a) violate the organizational documents of the Investor; (b) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or other agreement to which the Investor is a party, or by which the Investor is bound, or to which any property of the Investor is subject; or (c) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Investor or its properties except with respect to clauses (b) and (c) where such conflict, breach, default or violation would not reasonably be expected to have a Material Adverse Effect on the Investor.

               Section 5.5 Opportunity for Inquiry. The Investor has had a reasonable opportunity to ask questions of and receive answers from representatives of the Company regarding the business, management and financial affairs of the Company; it being understood that no inquiry or investigation shall affect the Investor's ability to rely on any representation or warranty of the Company or the conditions to the obligations of the Investor under this Agreement.

               Section 5.6 Purchase Entirely for Own Account. The Preferred Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

               Section 5.7 Materials. The Investor acknowledges that all documents, agreements, instruments, records, and books that it has requested pertaining to the Company and its businesses and financial affairs, have been made available to the Investor and the Investor's attorneys, accountants and advisors for inspection.

               Section 5.8 Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks involved in connection with the Investment.

               Section 5.9 No Brokers. In connection with the Investment, the Investor has not retained or become obligated to any broker or finder.

               Section 5.10 Investment Company. The Investor is not, and upon the purchase of the Preferred Shares as herein contemplated, will not be, an "investment company" or an Entity "controlled" by and "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                      ARTICLE 6 COVENANTS AND UNDERTAKINGS.

               Section 6.1 Closings. The Company shall use its best efforts to comply with all conditions precedent to the Closings, including, without limiting the foregoing, the Company shall cause the Certificate of Designation to have been adopted, filed with the SDAT and become effective.

               Section 6.2 Transaction Fee. The Company agrees to pay to Rothschild at each Closing a transaction fee of $0.75 per Preferred Share issued at such Closing (the "Transaction Fee"). The Transaction Fee payable at each Closing pursuant to this Section 6.2 shall be paid by wire transfer of funds immediately available to such account(s) as Rothschild shall designate in a written notice delivered to the Company not less than two Business Days prior to such Closing Date; provided, however, that the Investor, on behalf of the Company, may directly pay the Transaction Fee out of the Purchase Price payable hereunder at each Closing.

               Section 6.3 Expenses of Rothschild Realty Inc. Except as set forth in Section 6.4, the Company agrees to reimburse Rothschild at each Closing for its reasonable out-of-pocket expenses documented to the reasonable satisfaction of the Company. All such amounts paid pursuant to this Section 6.3 shall be paid by wire transfer of funds immediately available in New York City to such account(s) as Rothschild shall designate in a written notice delivered to the Company not less than two Business Days prior to the initial Closing Date; provided, however, that the Investor, on behalf of the Company, may directly pay out of the Purchase Price payable hereunder such fees and expenses to Rothschild; provided, further, that the aggregate of all such expenses including, without limitation, the fees and expenses of Schulte Roth & Zabel LLP provided for in Section 6.4 hereof, shall not exceed $35,000 through the initial Closing Date and $20,000 (plus any amount of the $35,000 remaining) through any subsequent Closing Dates, if applicable (such limitation shall not apply to the fees and expenses of the Investor, including the fees and expenses of Schulte Roth & Zabel LLP, in connection with any amendments or supplements to the Operative Instruments, the reasonable costs and expenses of which shall be paid by the Company).

               Section 6.4 Fees and Expenses of Schulte Roth & Zabel LLP. Subject to the limitation set forth in Section 6.3, the Company agrees to pay to Schulte Roth & Zabel LLP, counsel to the Investor, at each Closing reasonable fees and expenses in connection with services rendered and expenses incurred in connection with the issuance and sale of Preferred Shares to the Investor. All such amounts paid pursuant to this Section 6.4 shall be paid by wire transfer of funds immediately available in New York City to such account(s) as Schulte Roth & Zabel LLP shall designate in a written notice delivered to the Company not less than two Business Days prior to each Closing Date; provided, however, that the Investor, on behalf of the Company, may directly pay out of the Purchase Price hereunder such fees and expenses to Schulte Roth & Zabel LLP.

                ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF THE INVESTOR TO CLOSE

        The obligation of the Investor to complete each Closing is subject, at its option, to the fulfillment on or prior to the related Closing Date (unless otherwise provided) the following conditions, any one (1) or more of which may be waived by it in its sole discretion:

               Section 7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true, complete and accurate in all material respects on and as of the related Closing Date with the same force and effect as though made on and as of the related Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct in all material respects as of such date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the related Closing Date. The Company shall have delivered to the Investor a certificate, dated the related Closing Date and signed by the President and Chief Financial Officer of the Company, to the foregoing effect and stating that all conditions to the Investor's obligations hereunder have been satisfied.

               Section 7.2 Good Standing Certificates. The Company shall have delivered to the Investor: (i) copies of its Charter, including all amendments thereto, certified by the SDAT; (ii) a certificate from the SDAT to the effect that the Company is in good standing and subsisting in such jurisdiction and listing all charter documents of the Company on file in such state; (iii) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State; and (iv) a certificate as to the Tax status of the Company from the appropriate official in its Maryland and each State in which the Company is qualified to do business, in each case, dated as of a date within reasonable proximity to the related Closing Date.

               Section 7.3 Governmental Permits and Approvals. Any and all Permits necessary for the consummation of the transactions contemplated hereby shall have been obtained and a copy thereof shall have been delivered to the Investor; except for (a) notice requirements which may be fulfilled subsequent to the Closing Date and (b) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake which will not adversely affect the ability of the Company to perform its obligations under the Operative Agreements or any agreement executed in accordance therewith or would not have a Material Adverse Effect on the Company or its Subsidiaries.

               Section 7.4 Legislation. No legislation shall have been proposed, and approved by a legislative committee, or enacted, and no statute, law, ordinance, code, rule or regulation shall have been adopted, revised or interpreted, by any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority, which would require, upon or as a condition to the acquisition of the Preferred Shares by the Investor, the divestiture or cessation of the conduct of any business presently conducted by the Company, on the one hand, or by the Investor, on the other hand, or which, in the good faith judgment of the Investor, may, individually or in the aggregate, have a Material Adverse Effect on it or on the Company in the event that the transactions contemplated hereby are consummated.

               Section 7.5 Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or threatened by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the issuance or sale of the Preferred Shares to the Investor hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions.

               Section 7.6 Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Company which may be required in connection with the performance by the Company of its obligations under this Agreement or to assure such contracts and other agreements continue in full force and effect after the consummation of the transactions contemplated hereby (without any Breach by the Company or any of its Subsidiaries) shall have been obtained.

               Section 7.7 Stock Certificates. The Company shall have tendered to the Investor the stock certificate or certificates representing the Preferred Shares to be purchased on such Closing Date in accordance with Section
3.1 hereof, registered in the Investor's name.

               Section 7.8 Approval of Counsel to the Investor. The Company shall furnish to counsel for the Investor such certificates and documents as may reasonably be requested by counsel to the Investor to enable such counsel to pass on or evaluate the satisfaction of the conditions set forth in this Article
7. All actions and proceedings hereunder and all documents and other papers required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably approved by Schulte Roth & Zabel LLP, counsel to the Investor, as to their form and substance.

               Section 7.9 Appointment of Director. Prior to or concurrent with the initial Closing, the nominee designated by the Investor as a director of the Company shall have been elected and qualified to become a member of the Board of Directors of the Company (or be continuing to serve as a member of the Board of Directors of the Company pursuant to the Investment Agreement dated December 31, 1996 between the Company and the Investor), and prior to and concurrent with any second Closing or third Closing, the nominee designated by the Investor as a director of the Company shall be continuing to serve as a member of the Board of Directors of the Company; provided, however, that the Company shall have the right to approve any such nominee designated by the Investor in its reasonable discretion, it being agreed that

John D. McGurk, James E. Quigley 3rd, Matthew W. Kaplan, and D. Pike Aloian shall be deemed to have been approved by the Company for all purposes hereunder.

               Section 7.10 Certificate of Designation. The Certificate of Designation shall be effective.

               Section 7.11 Operating Agreement. The Company shall have executed and delivered to the Investor the Operating Agreement.

               Section 7.12 Opinions of Counsel. The Investor shall have received favorable opinion letters, dated as of the related Closing Date, from Gibson, Dunn & Crutcher LLP and Piper & Marbury L.L.P. to the effect of the matters contained in Exhibit D and Exhibit E, respectively.

               Section 7.13 No Stop Order. On the related Closing Date, no stop order suspending the effectiveness of the Company's Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

               Section 7.14 Listing of Common Stock. The Common Stock issuable upon conversion of the Preferred Shares shall have been approved for listing on the New York Stock Exchange.

               Section 7.15 Expenses of Rothschild Realty Inc. Rothschild shall have been reimbursed for the expenses to be paid by the Company as described under Section 6.3.

               Section 7.16 Fees and Expenses of Schulte Roth & Zabel LLP. Provided that Schulte Roth & Zabel LLP shall have provided to the Company a copy of its invoice and daily activity log for services rendered and expenses incurred at least three (3) days prior to the related Closing, Schulte Roth & Zabel LLP shall have received the fees and disbursements to be paid by the Company as described under Section 6.4.

               Section 7.17 Agreement and Waiver. The Company shall have executed and delivered to the Investor the Agreement and Waiver.

               Section 7.18 Dividends on Preferred Shares. All accrued and unpaid dividends, whether or not declared, have been paid to, or made available for payment to, the holders of the Preferred Shares.

               Section 7.19 Transaction Fee. Rothschild shall have been paid the Transaction Fee to be paid by the Company as described under Section 6.2.

               ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATION OF
                              THE COMPANY TO CLOSE

        The obligation of the Company to complete each Closing is subject, at its option, to the fulfillment on or prior to the related Closing Date of the following conditions, any one (1) or more of which may be waived it in its sole discretion:

               Section 8.1 Representations and Covenants. The representations and warranties of the Investor contained in this Agreement shall be true, complete and accurate in all material respects on and as of the related Closing Date with the same force and effect as though made on and as of the related Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate in all material respects as of such date. The Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the related Closing Date. The Investor shall have delivered to the Company a certificate, dated the related Closing Date and signed by an officer of the Investor to the foregoing effect and stating that all conditions to the Company's obligations hereunder have been satisfied.

               Section 8.2 Governmental Permits and Approvals. Any and all Permits necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               Section 8.3 Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or threatened before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the sale of the Preferred Shares to the Investor hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions.

               Section 8.4 Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Investor which may be required in connection with the performance by the Investor of its obligations under this Agreement shall have been obtained.

               Section 8.5 Purchase Price. The Investor shall have tendered payment for the Preferred Shares in the amount and in the manner specified in
Section 3.1 hereof.

               Section 8.6 Approval of Counsel to the Company. The Investor shall furnish to counsel for the Company such certificates and documents as may reasonably be requested by counsel to the Company to enable such counsel to pass on or evaluate the satisfaction of the conditions set forth in this Article 8. All actions and proceedings hereunder and all documents or other papers required to be delivered by the Investor hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall be subject to the reasonable approval of Gibson, Dunn & Crutcher LLP, counsel to the Company, as to their form and substance.

               Section 8.7 No Stop Order. On the Closing Date, no stop order suspending the effectiveness of the Company's Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

               Section 8.8 Opinion of Investor's Counsel. The Company shall have received from Schulte Roth & Zabel LLP, counsel for the Investor, an opinion dated the Closing Date, in substantially the form of Exhibit F hereto.


                              ARTICLE 9 ASSIGNMENT.

               Section 9.1 Assignability by Investor. Subject to the terms of the Agreement and Waiver, the Investor may, without the consent or approval of the Company, assign its rights and obligations under this Agreement to a Person to whom the Investor assigns its interest in the Preferred Shares, pro rata based upon the percentage of Preferred Shares transferred, provided that such assignee agrees in writing to be bound by the terms of this Agreement.

               Section 9.2 Assignability by the Company. Without the prior written consent of the Investor, in the sole and absolute discretion of the Investor, the Company may not assign or delegate its rights or obligations hereunder.

               Section 9.3 Binding Agreement. Subject to the provisions of Sections 9.1 and 9.2, this Agreement shall be binding upon the heirs, successors and assigns of the parties.


                            ARTICLE 10 MISCELLANEOUS.

               Section 10.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied between residents of that State entering into contracts to be performed wholly within that State.

               Section 10.2 Notices. All notices hereunder shall be in writing and shall be given: (a) if to the Company, at 363 San Miguel Drive, Newport Beach, California 92660-7805, Attention: President, or such other address or addresses of which the Investor shall have been given notice, with copies to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071-3197, Attention: Dhiya El-Saden, Esq., or such other address of which the Investor shall have been given notice; and (b) if to the Investor, at Rothschild Realty Inc., 1251 Avenue of the Americas, New York, New York 10020, Attn:
Matthew Kaplan, or such other address of which the Company shall have been given notice, with copies to Schulte

Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, Attention: Andre Weiss, Esq., or such other address of which the Company shall have been given notice. Any notice shall be deemed to have been given if personally delivered or sent by United States mail or by commercial courier or delivery service or by telegram or telex and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, three business days after deposit in the mail, postage prepaid, (ii) if sent by United States Express Mail or by commercial courier or delivery service, one Business Day after delivery to a United States Post Office or delivery service, postage prepaid, (iii) if sent by telegram, telex or facsimile transmission, when receipt is acknowledged by answerback, and (iv) if delivered by hand, on the date of receipt.

               Section 10.3 Entire Agreement; Amendments. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto, and this Agreement shall not be amended except by an instrument in writing executed by the Company and the Investor.

               Section 10.4   Remedies for Breaches of This Agreement.

                      Section 10.4.1 Survival of Certain Provisions. All of the representations and warranties of the Company contained in Article 4 above and all of the covenants and undertakings of the Company contained in Article 6 above, shall survive the Closings hereunder and continue in full force and effect until the first anniversary of each Closing (subject to any applicable statutes of limitations).

                      Section 10.4.2 Indemnification Provisions. In the event that either the Company or the Investor breaches any of its representations, warranties, and covenants contained herein, provided that the non-breaching party makes a written claim for indemnification against the breaching party pursuant to Section 10.2, then the breaching party agrees to indemnify the non-breaching party from and against the entirety of any Adverse Consequences the non-breaching party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the non-breaching party, its members or shareholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach. In addition to the indemnification rights provided for herein, the non-breaching party shall also have the right to all such remedies to which it is entitled as a matter of law or equity.

                      Section 10.4.3    Matters Involving Third Parties.

                       (i) If any third party shall notify any party entitled to be indemnified hereunder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Company or the Investor (the "Indemnifying Party") under this Section 10.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                       (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

                       (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with
        Section 10.4.3(ii) above, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party.

                       (iv) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with
        Section 10.4.3(ii) above, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                       (v) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 10.4.3(ii) above, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.4.

               Section 10.5 Confidentiality. The Investor agrees not to use any Confidential Information for any purpose other than evaluating the Investment and the Investor will not divulge, furnish or make available to any other person or entity other than the Investor's legal counsel, accountants and designated advisors, and a limited number of the Investor's officers and employees and the officers and employees of any member of the Investor, solely to the extent necessary in connection with the evaluation and consummation of the Investment; such persons and entities shall be informed by the Investor of the confidential nature of the Confidential Information and shall be directed to treat such Confidential Information confidentially. Except as required by law, without the prior written consent of the other party or until such time as a mutually agreeable public announcement is made, no party hereto will disclose to any Person other than its Affiliates, attorneys, accountants and other advisors either the fact that discussion or negotiations are taking place concerning the Investment or any of the terms, conditions or other facts with respect to the Investment, including status or that the Confidential Information has been made available to the Investor and its Representatives.

               In the event that the Investor is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Investor will provide the Company with prompt notice of such request or requirements, and the Investor shall cooperate with the Company in seeking to legally avoid such disclosure. If, in the absence of a protective order, the Investor is legally compelled, in the opinion of its counsel, to disclose any of the information, the Company shall either seek and obtain appropriate protective orders against such disclosure or shall hereby be deemed to waive the Investor's compliance with the provisions of this Agreement to the extent necessary to satisfy such request or requirement.

               Section 10.6 Standstill. Subject to the provisions of the sentence next following, the Investor agrees that until January 1, 1999 it and its Affiliates shall not (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, direct or indirect rights or options to acquire any voting securities, direct or indirect rights or options to acquire any voting securities, or securities or instruments convertible into voting securities, of the Company, (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) securities of the Company, or seek to advise or influence any person or entity with respect to any voting of any securities of the Company, (c) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act, with respect to any voting securities of the Company, (d) make any public announcement with respect to or make or submit a proposal or offer (with or without conditions) for the securities or assets of the Company or any extraordinary transaction involving the Company or any of its Subsidiaries, (e) submit or effect any filing or application, or seek to obtain any permit, consent or agreement, approval or other action, required by or from any regulatory agency with respect to an acquisition of the Company or any of its securities or assets, (f) otherwise act alone or in concert with others to seek to control the management, board of directors or policies of the Company; or (g) propose any of the foregoing unless and until such proposal is specifically invited by the Company. Based on the representations of Rothschild to the Company that Affiliates of Rothschild (which representation Rothschild hereby reaffirms) not under control of Rothschild have no access to any of the internal information or files of Rothschild and receive no information, recommendations or advice from Rothschild, the Company agrees that the prohibitions of the preceding sentence shall not apply to any Affiliates of Rothschild that are not under the control of Rothschild and are engaged in the regular business of trading in publicly-traded securities, so long as such affiliates have not received, or been given access to, any of the Confidential Information and have not received any instructions, recommendations or advice pertaining to an investment in or control of the Company from any party having access to any of the Confidential Information.

               Section 10.7 Lock-Up. The Investor agrees that until June 30, 1998, it shall not sell transfer, convey, assign, pledge or hypothecate any of the Preferred Shares, any shares of Class A Senior Cumulative Convertible Preferred Stock of the Company (the "Class A Preferred Stock"), or any shares of Common Stock obtained upon conversion of any Preferred Shares or the Class A Preferred Stock.

               Section 10.8 Class A Waiver. The Investor, as the holder of all of the outstanding shares of Class A Preferred Stock, hereby consents (i) pursuant to Section 4(m) of the Articles Supplementary Classifying 1,351,351 Shares of Preferred Stock as Class A Senior Cumulative Convertible Preferred Stock, and (ii) pursuant to Section 11.2(b) of the Operating Agreement dated as of April 1, 1997 between the Company and the Investor, to (i) the issuance by the Company of the Preferred Shares, (ii) the Company entering into this Agreement, and (iii) the Company entering into the Operating Agreement.

               Section 10.9 Company Waiver. The Company hereby waives the provisions of Section 10.6 of the Investment Agreement, dated as of December 31, 1996, between the Company and the Investor, for the sole purpose of allowing the Investor to purchase the Preferred Shares from the Company as provided herein.

               Section 10.10 Availability Fee Waiver. The Investor hereby waives the payment by the Company of all fees payable to the Investor pursuant to Section 3.4 of the Investment Agreement dated as of December 31, 1996, between the Investor and the Company.

               Section 10.11 Termination. This Agreement may be terminated at any time prior to the date which all of the Preferred Shares have been sold hereunder:

               (a) by the mutual written consent of the Investor and the Company;

               (b) by the Company or the Investor if the entire amount of Preferred Shares to be sold by the Company to the Investor hereto have not been sold on or prior to December 31, 1997; provided that the party attempting to terminate this Agreement is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. In the event of termination by the Company or the Investor pursuant to this Section 10.11, written notice thereof shall forthwith be delivered to the other party;

               (c) by the Investor, if there is a material breach of any material representation or warranty set forth in Article 4 hereof or any covenant or agreement to be complied with or performed by the Investor pursuant to the terms of this Agreement, provided that the Investor may not terminate this Agreement prior to the Closing unless the Company has not cured such failure after 10 days notice thereof; or

               (d) by the Company, if there is a material breach of any material representation or warranty set forth in Article 5 hereof or any covenant or agreement to be complied with or performed by the Investor pursuant to the terms of this Agreement, provided that the Company may not terminate this Agreement prior to the Closing unless the Investor has cured such failure after 10 days notice thereof.

               Section 10.12 Counterparts. This Agreement may be executed in more than one counterpart, each of which may be executed by fewer than all the parties, with the same effect as if the parties executed one counterpart as of the day and year first above written.

               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                    PACIFIC GULF PROPERTIES INC.


                                    By:      ___________________________________
                                    Name:    Glenn L. Carpenter
                                    Title:   Chairman, Chief Executive Officer
                                             and President


                                    FIVE ARROWS REALTY SECURITIES L.L.C.


                                    By:      ___________________________________
                                    Name:    Matthew W. Kaplan
                                    Title:   Manager


               The undersigned hereby acknowledges the terms hereof and hereby agrees to be bound by the following sections hereof: Sections 10.5, 10.6 and 10.7.

                                    ROTHSCHILD REALTY INC.


                                    By:      ___________________________________
                                    Name:    Matthew W. Kaplan
                                    Title:   Senior Vice President

                                 SCHEDULE 4.9.3

                                      NONE

                                  SCHEDULE 4.10

     Common Stock reserved for issuance, as of May 8, 1997:

     -    704,045 shares issuable upon conversion of Debentures

     - 847,904 shares issuable upon the exercise of options awarded or to be awarded under the Company's stock incentive plan

     -    246,497 shares issuable under the Company's dividend reinvestment plan

     - 1,351,351 shares issuable upon conversion of the Class A Senior Cumulative Convertible Preferred Stock of the Company


     Preferred Stock reserved for issuance, as of May 8, 1997:

     - 1,081,081 shares of the Company's Class A Senior Cumulative Convertible Preferred Stock

                                  SCHEDULE 4.11

                                      NONE

                                  SCHEDULE 4.12

Pacific Gulf Properties Inc. Retirement Plan (defined benefit retirement income plan)

Pacific Gulf Properties Inc. Thrift Plan (401(k) plan)

Pacific Gulf Properties Inc. Share Option Plan (to the extent, if any, subject to ERISA)

                                  SCHEDULE 4.13

                                      NONE

                                  SCHEDULE 4.17

                                      NONE

                                  SCHEDULE 4.18

                                      NONE

                                    EXHIBIT A

                          FORM OF AGREEMENT AND WAIVER

                                    EXHIBIT B

                       FORM OF CERTIFICATE OF DESIGNATION

                                    EXHIBIT C

                           FORM OF OPERATING AGREEMENT

                                    EXHIBIT D

                    FORM OF OPINION LETTER OF GIBSON, DUNN & CRUTCHER LLP


               We are of the opinion that:

               1. The Company is qualified as a foreign corporation and is in good standing in the State of California.

               2. The Investment Agreement, the Operating Agreement and Agreement and Waiver have been executed and delivered by the Company. The Investment Agreement, the Operating Agreement and Agreement and Waiver represent the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               3. The execution and delivery of the Operative Instruments by the Company and the performance by the Company of its obligations thereunder do not (a) violate or constitute a breach of or default under any agreement that is listed as a material agreement on the Company's Annual Report on Form 10-K for the year ended December 31, 1996; or (b) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Company or any of its Subsidiaries or the properties of any of them; except for such breaches, defaults, conflicts or violations which would not, individually or in the aggregate have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated thereby.

               4. Except such filings or consents as are required under the Securities Act, the execution and delivery of the Operative Instruments by the Company and the performance by the Company of its obligations to be performed at or prior to the related Closing do not require any filing or registration with, or the receipt of any consent by, any governmental or regulatory authority by the Company or its Subsidiaries other than any which have already been obtained or waived.

               5. The Company's Registration Statement on Form S-3 (File No. 333-23611) (the "Shelf Registration Statement") has been declared effective by the Securities and Exchange Commission (the "Commission") and the issuance of the Preferred Shares is covered thereby. Except to the extent that the Investor is deemed to be an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Company and subject to the restrictions on transfer set forth in the Certificate of Designation (as modified by the Agreement and Waiver) the Preferred Shares are freely transferable by the Investor without the requirement that (i) such Preferred Shares be registered or qualified pursuant to any federal securities law or (ii) the Investor comply with the prospectus delivery requirements of the Securities Act. The issuance of shares of Common Stock upon the conversion of the Preferred Shares, pursuant to the provisions of the Certificate of Designation has been registered under the Securities Act. Upon such conversion, and except to the extent that the Investor is deemed to be an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Company and subject to the restrictions on transferability set forth in the Charter, such shares of Common Stock shall be freely transferable by the Investor without the requirement that (i) such shares of Common Stock be registered or qualified pursuant to any federal securities law or (ii) the Investor comply with the prospectus delivery requirements of the Securities Act.

               6. Except as set forth in the 1996 10-K, to such counsel's knowledge, the Company has not received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Company or any of its Subsidiaries which is currently in effect. Neither the Company nor any of its Subsidiaries is a party to, or to the knowledge of such counsel, threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, if decided adversely to their respective interests could have an adverse effect upon the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect on the Company.

               7. The Company is not, and upon the issuance and sale of the Preferred Shares as herein contemplated will not be, an "investment company" or an Entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                    EXHIBIT E

                FORM OF OPINION LETTER OF PIPER & MARBURY L.L.P.

               We are of the opinion that:

               1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

               2. The execution, delivery and performance of the Investment Agreement, the Operating Agreement and the Agreement and Waiver have each been duly authorized by all necessary corporate action on the part of the Company and by virtue of such authorization in respect of the Agreement and Waiver, and subject to the terms and conditions set forth therein, the Board of Directors of the Company has exempted the Investor from the restrictions on ownership of capital stock set forth in the Charter of the Company, including subparagraphs D.4(b)(i) and (ii) of
        Article V of the Charter of the Company.

               3. The Company has duly reserved solely for purposes of issuance upon conversion of the Preferred Shares the shares of Common Stock into which the Preferred Shares are initially convertible.

               4. The Company has duly authorized, by all necessary corporate action on the party of the Company, the issuance and delivery of 1,411,765 shares of Preferred Stock pursuant to the Investment Agreement and, upon delivery thereof and receipt by the Company of the Purchase Price therefor, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable. The Certificate of Designation has been duly authorized by all necessary corporate action on the part of the Company.

               5. The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Common Stock; (ii) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); and (iii) 30,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock").

               6. The Company has the corporate power and authority to own, lease and operate its properties, directly or indirectly, and to conduct its business as presently conducted and as contemplated by the Annual Report on Form 10-K, as amended, as filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the year ended December 31, 1996 (the "1996 10-K").

               7. The execution and delivery of the Operative Instruments by the Company and the performance by the Company of its obligations thereunder do not violate the Charter or By-Laws of the Company.

               8. The filing of the Certificate of Designation, the issuance pursuant to the Investment Agreement of the Preferred Shares pursuant to the Certificate of Designation and the terms of the Certificate of Designation, do not conflict with the terms of the Class A Preferred Stock or the Articles Supplementary Classifying the Class A Preferred Stock, and the terms of the Class A Preferred Stock and the Articles Supplementary Classifying the Class A Preferred Stock do not conflict with the terms of the Preferred Shares or the Certificate of Designation.

                                    EXHIBIT F

               FORM OF OPINION LETTER OF SCHULTE ROTH & ZABEL LLP

                    [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

               We are of the opinion that:

     1. The Investor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

     2. The execution and delivery by the Investor of the Investment Agreement, the Operating Agreement and the Agreement and Waiver and the performance by the Investor of its obligations thereunder do not (i) violate the Investor's Operating Agreement, (ii) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or other agreement to which the Investor is a party and which the Investor has identified to us as being material to the Investor; or (iii) conflict with or violate any law or any regulation, rule, order or decree, known to us to be generally applicable to the Investor, of any governmental body, court or administrative agency having jurisdiction over the Investor; except for such breaches, defaults, conflicts or violations which would not, individually or in the aggregate have a Material Adverse Effect on the Investor or on the ability of the Investor to consummate the transactions contemplated thereby.

     3. The Investor has the requisite company power and authority to enter into the Investment Agreement, the Operating Agreement and the Agreement and Waiver, and to consummate the transactions contemplated thereby. Each of the Investment Agreement, the Operating Agreement and the Agreement and Waiver has been duly authorized, executed and delivered by the Investor, and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law); and (b) we express no opinion regarding the validity, binding effect or enforceability of any provision relating to: (i) choice of governing law to the extent that such validity, binding effect or enforceability is to be determined by any court other than a court of the State of New York; or (ii) indemnification or contribution.


                                       F-1